Exhibit 99.2

MEMO TO CVR ENERGY EMPLOYEES

Today, CVR Energy announced that its Board of Directors entered into an agreement to resolve its outstanding issues with Carl Icahn and give the company’s stockholders the opportunity to consider a sale of the company. As you know from our previous company communications, Mr. Icahn is a relatively new but significant investor in our company, and he offered in January to purchase the company for $30 per share plus a “contingent cash payment” right (CCP).

Recently, a significant portion of the company’s stockholders indicated their interest in a sale of the company at the price Mr. Icahn proposed. Even though the Board of Directors continues to believe that this price undervalues the company in the long run, a decision was made to permit stockholders to sell their shares to Mr. Icahn if they so choose in an effort to minimize further disruption and be responsive to our stockholders.

The terms of the agreement provide that if the number of shares tendered into the revised offer represent more than a majority of the outstanding shares when added to those shares already owned by the Mr. Icahn entities (meaning approximately 36 percent of the company’s outstanding shares tender into the offer), Mr. Icahn will be permitted to complete his offer. He has agreed to then offer all remaining stockholders an additional period of time to determine whether they too wish to sell their shares at the same price plus the CCP. If at any time Mr. Icahn acquires 90 percent or more of the outstanding shares through this process, he has agreed to complete the acquisition by purchasing all of the remaining outstanding shares for the same price plus the CCP.

However, if the number of shares tendered into the offer, plus those already owned by the Icahn entities do not represent a majority of the outstanding shares in the initial period, Mr. Icahn has agreed that he will terminate his offer and his pending proxy contest for control of our Board of Directors.

We understand this is a lot to digest. We want to assure you that your Board of Directors and management team are working very hard to make sure that CVR Energy continues its outstanding performance without disruption. The potential change in ownership, if it occurs, would be in many ways similar to the prior ownership of the company by Pegasus Capital Partners, and funds of Goldman Sachs & Co. and Kelso & Company, L.P. It is important to remember that no investor would invest in our company without believing in the quality of the company and its assets, including its qualified and experienced employees.

While you can expect more news about the company in the next few weeks, it is important to remember that your day-to-day responsibilities will remain virtually unchanged.

The Board of Directors and management team of CVR Energy thank you for your continued hard-work and dedication to the company and encourage you to stay focused on delivering outstanding results. Your work has contributed to CVR Energy’s incredible achievements.

As always, should you receive a question from a member of the media or an investor regarding this process, please forward the calls to Angie Dasbach, director of corporate affairs, at (913) 982-0482. Please direct any calls from outside vendors or customers to your direct supervisor.

Forward Looking Statements

This communication may contain forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, (1) the failure of the tender offer to be consummated in accordance with its terms, (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement, (3) the failure of Mr. Icahn and his affiliates to comply with their obligations under the agreement or the tender offer, (4) the outcome of any legal proceedings that may be instituted against one or both of Mr. Icahn and his affiliates or the Company in connection with the transaction agreement or the tender offer, (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction, and (6) the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. CVR Energy, Inc. (“CVR Energy”) understands that IEP Energy LLC and Icahn Enterprises Holdings L.P., as well as other entities affiliated with Carl C. Icahn described in this communication release (collectively, the “Offeror Parties”), intend to file an amendment to their Tender Offer Statement on Schedule TO with the Securities and Exchange Commission (“SEC”). In response to the tender offer (as amended) commenced by the Offeror Parties, CVR Energy filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission (“SEC”). In addition, in connection with the agreement described in this communication CVR Energy intends to amend its Solicitation/Recommendation Statement on Schedule 14D-9 and file such amendment with the SEC. CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ CVR ENERGY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED), INCLUDING THE FORTHCOMING AMENDMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), as well as any other documents filed by CVR Energy, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, CVR Energy may file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders. If so, the definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by CVR Energy through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com. If the short-form merger described in this press is consummated, the 2012 annual meeting of stockholders will not take place.

Certain Information Regarding Participants

CVR Energy, its directors and certain of its executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of CVR Energy’s directors and executive officers in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 20, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any definitive proxy statement and other relevant materials to be filed with the SEC if and when they become available.